EXHIBIT 10.4
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                                 AMENDMENT NO. 4
                           TO PARTICIPATION AGREEMENT

     This Amendment No. 4 ("Amendment") is executed the date as of each signature below, but shall be effective as of May 11, 2004, ("Amendment Effective Date"), by and between Penn Virginia Oil and Gas Corporation ("PVOG") and GMX RESOURCES INC. and its wholly owned subsidiaries, Expedition Natural Resources Inc. and Endeavor Pipeline Inc. (collectively, "GMX") for purposes of amending the Participation Agreement ("Agreement"), as previously amended, between the parties which was effective as of December 5, 2003 with reference to the following circumstances:

          A. PVOG and GMX (collectively, "Parties" and, individually, a "Party") desire to further amend the Agreement in certain respects in order to modify and/or clarify their respective rights, liabilities and obligations.

     In consideration of the mutual covenants, promises, rights and obligations contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1. CAPITALIZED TERMS. Capitalized terms not otherwise defined in this Amendment shall have the same meaning as set forth in the Agreement.

     2. TWINNED AND SUBSTITUTE WELLS. A new Section 3.2 shall be added to
Section 3 to read in its entirety as follows:

                        "3.2        TWINNED AND SUBSTITUTE WELLS.

                                    For purpose of this Agreement, a "Twinned
                        Well" shall mean a well drilled in Phase I or II within 467 feet of an existing producing well, but completed in a different formation from the existing well; and a "Substitute Well" shall mean a well drilled in Phase I or Phase II to the same formation from which a well within 467 feet of the substitute well was previously producing oil and/or gas. Notwithstanding any provision in this Agreement or the Operating Agreement to the contrary: (i) a Twinned Well or a Substitute Well will have the same working interest as the related producing or previously producing well, but with no carried interest for GMX if related to a carried interest well and (ii) as to all Twinned or Substitute Wells within 467 feet of the wells listed on Exhibit "I" ("Pre-Existing Wells") (with each such Twinned or Substitute well being hereinafter referred to as the "Offset Well"): (a) GMX shall have the right to drill an Offset Well, to the total depth drilled in the related Pre-Existing Well, without any requirement to offer an interest in such well to PVOG; (b) GMX shall be the operator of any such Offset Well; and (c) PVOG shall deliver to GMX an assignment of 100% of its interest in the wellbore of the Offset Well

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                        to the extent it arises from leases previously assigned
                        by GMX to PVOG in either Phase I or Phase II.

     3. TIMING OF PHASE II. A new Section 3.3 shall be added to the Agreement, reading as follows:

                        "3.3        TIMING OF PHASE II.
                                    ------------------

                                    Notwithstanding any provisions of Section
                        3.2.1.1.1 to the contrary, if PVOG completes Phase I, Part A by drilling five (5) wells as provided in Section 3.1.1.2.1: (i) PVOG may commence Phase II, Part A prior to January 1, 2005; and (ii) PVOG may elect that up to two (2) of the four (4) carried interest wells contemplated by Section 3.2.1.1.1 may be drilled in Phase I as additional Phase I carried interest wells; provided, however, GMX shall have the right to participate at its cost for an additional 10% of any such well that is drilled in Phase I instead of Phase
                        II. Upon reaching total depth in the ninth carried well, whether it be five (5) in Phase I and four (4) in Phase II or seven (7) in Phase I and two (2) in Phase II, PVOG will be deemed to have earned all rights due under the terms of the Agreement."

     4. REDUCED INTEREST ELECTION. A new Section 3.4 shall be added to the Agreement, reading in its entirety as follows:

                        "3.4        REDUCED INTEREST ELECTION.

                                    Notwithstanding the provisions of Sections
                        3.1.2.1.1 and 3.2.2.1.1 to the contrary, GMX may elect to participate in any well in Phase I, Part B with a working interest of 10%, 20% or 30% and in Phase II, Part B for a working interest of 10%, 20%, 30%, 40% or 50%. Such election shall be made at the same time as GMX makes any election to participate in such well. PVOG shall participate for the remaining working interest in each such well. If requested, GMX shall deliver to PVOG an assignment of its interest in such wellbore necessary to document PVOG's working interest in that wellbore."

     5. SIMULTANEOUS DRILLING. A new Section 2.2 shall be added to the Agreement, reading in its entirety as follows:

                        "2.2         USE OF MULTIPLE RIGS.

                                    Notwithstanding the provisions of Section
                        2.1 that prohibit the drilling of more than one well at the same time in Phase I, Part B and Phase II, Part B, collectively, the Parties agree that drilling operations with no more than two rigs may be used in either Phase I, Phase II or both subject to the following provisions:

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                                    2.2.1 DEFINITION. For purposes of this
                                    Section 2.2, use of Multiple Rigs shall be defined as the spudding of a second well in Part B of either Phase I or II ("Second Well") during the period beginning on the spud date of a first well in Part B of Phase I or II ("First Well") and ending on the date that casing point is reached on the First Well.

                                    2.2.2 FIRST WELL COSTS. If GMX elects to participate in the First Well, it will pay its share of costs in accordance with the terms of the Agreement.

                                    2.2.3 SECOND WELL ADVANCE ELECTION. If GMX elects to participate in the Second Well, GMX may elect to have PVOG advance ("Advance") all the costs attributable to GMX's share of drilling and completion costs subject to the terms of the applicable Operating Agreement. The Advance will be repaid from 75% of GMX's share of net production revenue attributable to the Second Well until the amount of the Advance is paid in full without interest. PVOG's recourse for repayment of the Advance shall be limited to such production revenues from the (i) Second Well and (ii) subsequent Second Wells. For example, if the Advance on a subsequent Second Well has been fully paid and the Advance on a previous Second Well has not, 75% of GMX's share of net production revenues from the subsequent Second Well shall be applied to the Advance on the previous Second Well until the Advance on the previous Second Well has been fully repaid. Unless such revenues from a Second Well are required to be dedicated to repayment of Advances on previous Second Wells, after the Advance on a Second Well has been repaid, GMX's share of the revenues shall no longer be available for repayment of Advances on other Second Wells. However, GMX shall still be responsible for the payment monthly lease operating expenses on any well in PVOG has advanced GMX's share of drilling and completion costs.

                                    2.2.4 ELECTION TO TREAT FIRST WELL AS SECOND
                                    WELL. If a Second Well is a Phase I 30% well and the First Well is a Phase II 50% well, GMX may elect that the First Well be treated as the Second Well for purposes of these provisions so that PVOG will advance GMX's share of the costs of the 50% well and GMX shall pay its share of the costs of a 30% well.

                                    2.2.5 DRY HOLES. If any Second Well is a dry hole and GMX has elected to have an Advance, GMX's share of the costs of such well shall be payable from an additional 5% of GMX's share of net production revenues from any prior or

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                                    future Second Well(s) for which the amount
                                    of any Advance relating to such Second
                                    Well(s) has not been fully paid. After any such Advance on completed Second Wells has been fully paid, the additional 5% of GMX's share of net production revenues shall continue to be paid until the amount of any costs associated with any Second Well dry hole have been paid in full.

                                    2.2.6 LIEN. Except as modified by this
                                    Agreement, all lien rights as provided in the applicable Operating Agreement shall continue to be in effect.

                                    2.2.7 PAYMENT. PVOG shall pay to GMX all 100% of its share of net revenues from any Second Well (rather than offset 75% (or 80%, if applicable)) and GMX shall repay PVOG within fifteen (15) days from receipt of such revenues the 75% (or 80% if applicable) amount due to PVOG on the Advance.

                                    2.2.8 BANK CONSENT. The PVOG financing shall be subject to the prior consent of GMX's lending bank. If such financing is not consented to by GMX's lender, the provisions of this Section 2.2 shall not be effective and Section 2.1 shall remain in effect.

                                    2.2.9 TERMINATION OF THE USE OF MULTIPLE
                                    RIGS. Either Party may terminate the
                                    Multiple Rig provisions at any time by giving at least sixty (60) days notice of such termination to the other party in which event the provisions of Section 2.1 will be reinstated to prohibit the drilling of more than one well at the same time.

                                    2.2.10 LIMITATION ON ADVANCES: The maximum outstanding balances of all Advances at any one time shall be limited to $4,000,000.00 ("Advance Limit") and PVOG shall not make any Advances if it would exceed the Advance Limit. If the amount of Advances are repaid to below the Advance Limit, GMX may elect to receive additional Advances up to the Advance Limit.

                                    2.2.11 AFES. PVOG shall not present to GMX more than two AFEs within any 30 day period.


     6. AMI AMENDMENT. Exhibit A-2 shall be amended in the form attached hereto to expand the Phase I AMI to include the Verhalen Nursery Lease Area. Section
4.1 of the Agreement

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shall be amended to provide that the AMI covering each phase shall be effective for a term of four (4) years from the Effective Date.

     7. CORRECTION OF EXHIBIT B. Exhibit B attached to the Agreement shall be amended and restated in its entirety in the form attached as Exhibit B to this Amendment.

     8. REVISION OF EXHIBIT G. Exhibit G attached to the Agreement shall be revised and restated in its entirety in the form attached as Exhibit G to this Amendment.

     9. REVISION OF EXHIBITS C-1 AND C-2. Lines 55 through 62 on page 9 of each of Exhibits C-1 and C-2 shall be deleted as the Operator shall not have the rights to demand advance payments. Payments shall be governed by the terms of the Accounting Procedure attached as Exhibit C to the Operating Agreements.

     10. PHASE I, PART A CLEAN UP ACREAGE. For any acreage costs incurred to acquire additional acreage in any carried interest well covered by Section 3.1.1.2.1, GMX will pay for its 20% (or 30% if a Phase II carried interest well is drilled in Phase I and GMX elects to participate for an additional 10% as provided by Section 3 of this Amendment) of acreage costs within 30 days of receipt of an invoice therefor and PVOG will assign GMX its interest in such acreage.



            Executed effective as of the date set forth above.



                             GMX RESOURCES INC.
                             EXPEDITION NATURAL RESOURCES INC.
                             ENDEAVOR PIPELINE INC.


                             By:  /s/ Ken L. Kenworthy, Sr.
                                  ------------------------------------------
                                  Ken L. Kenworthy, Sr.
                                  Executive Vice President of GMX Resources Inc. President of Expedition Natural Resources Inc. President of Endeavor Pipeline Inc.

                             Date:
                                   -----------------------------------------


                             PENN VIRGINIA OIL AND GAS CORPORATION


                             By: /s/ Scott D. Coe, Land Manager
                                 -------------------------------------------

                             Date: 8-11-04
                                   -----------------------------------------




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